As filed with the Securities and Exchange Commission on May 31, 2024

 Registration No. 333-

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

 UNDER

 THE SECURITIES ACT OF 1933

ENTERO THERAPEUTICS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	2834	46-4993860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Yamato Road, Suite 502

 Boca Raton, Florida 33431

 (561) 589-7020

 (Address, including zip code, and telephone number,

 including area code, of registrant’s principal executive offices)

James Sapirstein, Chief Executive Officer and Chairman

 Entero Therapeutics, Inc.

 777 Yamato Road, Suite 502

 Boca Raton, Florida 33431

 (561) 589-7020

 (Name, address, including zip code, and telephone number,

 including area code, of agent for service)

Copies to

Barry I. Grossman, Esq.

 Jessica Yuan, Esq.

 Ellenoff Grossman & Schole LLP

 1345 Avenue of the Americas

 New York, New York 10105

 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 31, 2024

1,257,625 Shares of Common Stock

This prospectus relates to the offer and resale of up to an aggregate of 1,257,625 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Entero Therapeutics, Inc., formerly known as First Wave BioPharma, Inc. (the “Company,” “we,” “our” or “us”), held by the selling stockholders listed in this prospectus or their permitted transferees (the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to this prospectus include 1,257,625 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of (i) common warrants (the “March 2024 Warrants”) issued to selling stockholders in a private placement offering (the “March 2024 Private Placement”) which closed on March 6, 2024, and (ii) common warrants (the “May 2024 Warrants”, and together with the March 2024 Warrants, the “Common Warrants”) issued to selling stockholders in a private placement offering (the “May 2024 Private Placement”) which closed on May 15, 2024. For additional information about the March 2024 Private Placement and May 2024 Private Placement, see “Private Placements.”

We are registering the Warrant Shares on behalf of the Selling Stockholders to be offered and sold by them from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders in the offering described in this prospectus. The Selling Stockholders may sell any, all or none of the Warrant Shares offered by this prospectus. The March 2024 Warrants have an exercise price per share of $7.48, and the May 2024 Warrants have an exercise price per share of $2.70. For more information, see “Use of Proceeds.”

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may offer or sell the Warrant Shares from time to time in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” on page 11 of this prospectus for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock being registered pursuant to this prospectus.

This prospectus describes the general manner in which the Warrant Shares may be offered and sold. When the Selling Stockholders sell shares of Common Stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “ENTO” (and prior to our name change from First Wave BioPharma, Inc. to our current name of Entero Therapeutics, Inc., effective on May 17, 2024, our Common Stock was listed under the symbol “FWBI”). On May 30, 2024, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $2.73. As of December 18, 2023, we effected a one-for-twenty reverse stock split of our issued and outstanding shares of Common Stock (the “Reverse Stock Split”). Unless otherwise indicated, all share and per share prices in this prospectus have been adjusted to reflect the Reverse Stock Split. However, Common Stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2024

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including all documents incorporated by reference. In particular, attention should be directed to our “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus, including any prospectus supplement incorporated by reference hereto, and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Entero”, “Company”, “we”, “us”, “our” or similar references mean Entero Therapeutics, Inc. and its subsidiaries on a consolidated basis, and any references to “First Wave BioPharma” mean Entero prior our name change effective May 17, 2024. References to “First Wave Bio” refer to First Wave Bio, Inc., and to “ImmunogenX” or “IMGX” refer to ImmunogenX, LLC, each of which is a wholly-owned subsidiary of Entero.

Overview

We are engaged in the research and development of targeted, non-systemic therapies for the treatment of patients with gastrointestinal (“GI”) diseases. Non-systemic therapies are non-absorbable drugs that act locally, i.e., in the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation.

We are currently focused on developing a therapeutic pipeline with multiple late-stage clinical programs built around four proprietary technologies: Latiglutenase, a targeted oral biotherapeutic for celiac disease designed to breakdown gluten into non-immunogenic peptides; the biologic Adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients in cystic fibrosis and chronic pancreatitis patients with exocrine pancreatic insufficiency; Capeserod, a selective 5-HT4 receptor partial agonist which we are developing as a gastroparesis therapeutic; and Niclosamide, an oral small molecule with anti-inflammatory properties for patients with inflammatory bowel diseases such as ulcerative colitis and Crohn’s disease.

In March 2024, we announced the closing of an acquisition, referred to as a merger (the “IMGX Merger”) with ImmunogenX, Inc., a private, clinical-stage biopharmaceutical company founded in 2013, which is developing the biologic, Latiglutenase, for celiac disease. IMGX is also developing CypCel, a metabolic marker compound that can measure the state of small-intestinal recovery of celiac patients undergoing gluten-free diets.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. In September 2021, we acquired First Wave Bio through a merger transaction, and changed our name to First Wave BioPharma, Inc. In March 2024, we acquired ImmunogenX, Inc. through a merger transaction. On May 15, 2024, we filed an amendment to our amended and restated certificate of incorporation with the Secretary of State of Delaware to change our corporate name from “First Wave BioPharma, Inc.” to “Entero Therapeutics, Inc.,” effective as of May 17, 2024.

Our principal executive offices are located at 777 Yamato Road, Suite 502, Boca Raton, Florida 33431. Our telephone number is (561) 589-7020. We maintain a website at www.enterothera.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

The Offering

Shares of Common Stock offered by the Selling Stockholders	1,257,625 shares of Common Stock consisting of 1,257,625 Warrant Shares.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of Common Stock covered hereby by the Selling Stockholders. To the extent any Common Warrants are exercised for cash, we intend to use such proceeds for working capital or general corporate purposes. See “Use of Proceeds.”

Terms of this offering; Determination of offering price

The Selling Stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may offer or sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices.

The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Determination of Offering Price” and “Plan of Distribution” for more information.

Nasdaq symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ENTO”.

Risk Factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, including any prospectus supplement incorporated herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of Common Stock offered by this prospectus, you should read and carefully consider the risks and uncertainties described under “Risk Factors” described below, in any applicable prospectus supplement, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in our other filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are also incorporated by reference into this prospectus as described elsewhere in this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations or our Company. See also “Cautionary Note about Forward-Looking Statements.” If any of these risks occur, our business, results of operations, financial condition or prospects could be harmed. In that event, the market price of our Common Stock and the value of our warrants could decline, and you could lose all or part of your investment.

Risks Related to This Offering

A substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price for our Common Stock.

Following this offering, a large number of shares of Common Stock may be sold in the market, which may depress the market price of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. A substantial majority of the outstanding shares of our Common Stock are, and the shares of Common Stock issuable upon exercise of the Common Warrants will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

Our failure to maintain compliance with applicable Nasdaq listing requirements could result in the delisting of our Common Stock.

Our Common Stock is currently listed for trading on The Nasdaq Stock Market LLC. We must satisfy applicable listing requirements of Nasdaq, to maintain the listing of our Common Stock on The Nasdaq Stock Market LLC.

On August 17, 2023, we received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing of the Common Stock on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”). In that regard, we reported a stockholders’ deficit of $(881,960) in our Quarterly Report on Form 10-Q for the period ended June 30, 2023 (we did not then, and do not now, meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years). On October 2, 2023, we submitted a plan to the Staff to regain compliance with the Minimum Stockholders’ Equity Rule. On November 13, 2023, we filed our Quarterly Report on Form 10-Q for the period ended September 30, 2023, reporting total stockholders’ equity of $3,278,805 as of September 30, 2023. On March 29, 2024, we filed our Annual Report on Form 10-K for the year ended December 31, 2023, reporting total stockholders’ equity of $3,602,929 as of December 31, 2023. On April 1, 2024, we received a letter from Nasdaq Staff stating that, based on our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which evidenced stockholders’ equity of $3,602,929, the Staff had determined that we were in compliance with the Minimum Stockholders’ Equity Rule and that the matter was now closed.

As we have previously reported, on August 24, 2023, we received a notice (the “Minimum Bid Price Notice”) from the Staff indicating that, based upon the closing bid price of our Common Stock for the last 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). We were provided a compliance period of 180 calendar days from the date of the Notice, or until February 20, 2024, to regain compliance with the Minimum Bid Price Rule, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before February 20, 2024, the closing bid price of the Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the minimum bid price requirement, and the matter would be resolved. On January 4, 2024, we received notice from Nasdaq Listing Qualifications stating that the Staff had determined that for the prior eleven consecutive business days, from December 18, 2023, to January 3, 2024, the closing bid price of our Common Stock had been at $1.00 per share or greater, and accordingly, we had regained compliance with the Bid Price Rule.

On October 26, 2023, we received notice from the Staff of Nasdaq indicating that, in connection with our July 2023 Offering, we were not in compliance with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price, defined as a price that is the lower of: (i) the Nasdaq official closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. On December 12, 2023, during the Special Meeting, our stockholders ratified our entry into the Offering as we received the affirmative vote of the majority of the votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Special Meeting. On March 19, 2024, we received the Letter of Reprimand from the Nasdaq Listing Qualifications Staff stating that, while we failed to comply with Nasdaq’s continued listing requirements, our violation of listing rule 5635(d) does not appear to have been the result of a deliberate intent to avoid compliance, and as such, the Staff does not believe that delisting our securities is an appropriate sanction and that it is appropriate to close these matters by issuing the Letter of Reprimand.

There can be no assurance that we will be able to ultimately sustain compliance with all applicable requirements for continued listing on The Nasdaq Stock Market LLC. In 2020, the SEC approved a previously proposed Nasdaq rule change to expedite delisting of securities with a closing bid price at or below $0.10 for 10 consecutive trading days during any bid price compliance period and that have had one or more reverse stock splits with a cumulative ratio of one for 250 or more shares over the prior two-year period. In addition, if a company falls out of compliance with the $1.00 minimum bid price after completing reverse stock splits over the immediately preceding two years that cumulatively result in a ratio one for 250 shares, the company will not be able to avail itself of any bid price compliance periods under Rule 5810(c)(3)(A), and Nasdaq will instead require the issuance of a Staff delisting determination. We could appeal the determination to a hearings panel, which could grant us a 180-day exception to remain listed if it believes we would be able to achieve and maintain compliance with the bid price requirement. Following the exception, the company would be subject to the procedures applicable to a company with recurring deficiencies (Nasdaq Rule 5815(d)(4)(B)).

Additionally, on March 28, 2024, we received a letter from the Nasdaq Listing Qualifications Department (the “Staff”) stating that the Staff had determined First Wave’s acquisition of ImmunogenX, Inc. constitutes a business combination that results in a “Change of Control” pursuant to Nasdaq Listing Rule 5110(a), and that, as a result, we will be required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process prior to shareholder approval of the conversion of the Series G Preferred Stock, or other material changes triggering a change of control.

In the event that we are unable to sustain compliance with all applicable requirements to remain listed on Nasdaq, our Common Stock may be delisted from Nasdaq. If our Common Stock were delisted from Nasdaq, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market, and many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate herein by reference, other than statements of historical or current facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are discussed under the heading “Risk Factors” above or incorporated herein by reference and may, from time to time, be discussed in our other filings with the SEC.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

•	our ability to maintain compliance with the continued listing requirements of the Nasdaq Stock Market LLC;

•	our ability to satisfy our payment obligations in connection with the acquisition of First Wave Bio, Inc. and the settlement payments;

•	statements regarding geopolitical events, including the wars in Israel and Ukraine and their effects on our operations, access to capital, research and development and clinical trials and potential disruption in the operations and business of third-party vendors, contract research organizations (“CROs”), contract development and manufacturing organizations (“CDMOs”), other service providers, and collaborators with whom we conduct business;

•	the availability of capital to satisfy our working capital requirements;

•	our current and future capital requirements and our ability to raise additional funds to satisfy our capital needs;

•	our ability to consummate our potential sale of niclosamide, and other strategic transactions;

•	the integration and effects of our acquisitions, including the IMGX Merger, and other strategic transactions;

•	the accuracy of our estimates regarding expense, future revenue and capital requirements;

•	ability to continue operating as a going concern;

•	our plans to develop and commercialize our product candidates, including Latiglutenase, Capeserod, Adrulipase and Niclosamide;
•	our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

•	regulatory developments in the U.S. and foreign countries;

•	the performance of our third-party vendor(s), CROs, CDMOs and other third-party non-clinical and clinical development collaborators and regulatory service providers

•	our ability to obtain and maintain intellectual property protection for our core assets;

•	the size of the potential markets for our product candidates and our ability to serve those markets;

•	the rate and degree of market acceptance of our product candidates for any indication once approved;

•	the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

•	other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. You should specifically consider the factors identified or referred to in this prospectus, any accompanying prospectus supplement and our filings with the SEC, and any subsequent annual, quarterly or current report that is incorporated by reference into this prospectus, which could cause actual results to differ from those referred to in forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, and any documents incorporated by reference hereto, with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our periodic reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

PRIVATE PLACEMENTS

March 2024 Private Placement

On March 3, 2024, we entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) and a securities purchase agreement (the “Purchase Agreement”) with certain purchasers pursuant to which we agreed to sell, in a registered direct offering (the “March 2024 Offering”), an aggregate of (i) 173,100 shares of Common Stock, (ii) pre-funded warrants (the “March 2024 Pre-Funded Warrants”) to purchase up to an aggregate of 352,525 shares of Common Stock (“March 2024 Pre-Funded Warrant Shares”) and (iii) common warrants (the “March 2024 Warrants”) to purchase up to an aggregate of 525,625 shares of Common Stock, which we refer to herein as the “March 2024 Warrant Shares.” The public offering price for each share of Common Stock and accompanying March 2024 Warrant to purchase one share of Common Stock was $7.61 per share, and the public offering price for each Pre-Funded Warrant, was $7.6099. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately and will expire when exercised in full. The March 2024 Warrants have an exercise price of $7.48 per share, are exercisable immediately and will expire five years from the initial exercise date. The March 2024 Warrant Shares are registered on the registration statement of which this prospectus forms a part.

The net proceeds of the March 2024 Offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by us and excluding the net proceeds, if any, from the exercise of the March 2024 Warrants, was approximately $3.6 million. Net proceeds from the March 2024 Offering are intended for use for working capital and general corporate purposes. The Company completed the March 2024 Offering on March 6, 2024.

The Common Stock, March 2024 Pre-Funded Warrants and March 2024 Pre-Funded Warrant Shares issued in the March 2024 Offering were offered by the Company pursuant to a Prospectus Supplement to the Registration Statement on Form S-3 originally filed on May 26, 2021, with the SEC under the Securities Act (File No. 333-256476), and declared effective on June 2, 2021 (the “Existing Form S-3”). The March 2024 Warrants were issued in the March 2024 Offering in a private placement to the purchasers in that offering. The March 2024 Private Placement included customary registration rights, for registration under the Securities Act, of the March 2024 Warrant Shares (underlying the March 2024 Warrants), and these March 2024 Warrant Shares are registered on the registration statement of which this prospectus forms a part.

May 2024 Private Placement

On May 10, 2024, we entered into a placement agency agreement with the Placement Agent and a securities purchase agreement (the “Purchase Agreement”) with certain purchasers pursuant to which we agreed to sell, in a registered direct offering (the “May 2024 Offering”), an aggregate of (i) 275,000 shares of Common Stock, (ii) pre-funded warrants (the “May 2024 Pre-Funded Warrants”) to purchase up to an aggregate of 91,000 shares of Common Stock and (iii) common warrants (the “May 2024 Warrants”) to purchase up to an aggregate of 732,000 shares of Common Stock, which we refer to herein as the “May 2024 Warrant Shares” and which together with the March 2024 Warrant Shares, we refer to herein as the “Warrant Shares.” The May 2024 Pre-Funded Warrants had the same exercise price and exercise terms as the March 2024 Pre-Funded Warrants. The public offering price for each share of Common Stock in the May 2024 Offering was $2.95, and the public offering price for each May 2024 Pre-Funded Warrant, was $2.9499. The May 2024 Warrants have an exercise price of $2.70 per share, are exercisable immediately and will expire six years from the initial exercise date. The May 2024 Warrant Shares are registered on the registration statement of which this prospectus forms a part.

The net proceeds of the May 2024 Offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by us and excluding the net proceeds, if any, from the exercise of the May 2024 Warrants, was approximately $0.9 million. Net proceeds from the May 2024 Offering are intended for use for working capital and general corporate purposes. The Company completed the May 2024 Offering on May 14, 2024.

The Common Stock, May 2024 Pre-Funded Warrants and May 2024 Pre-Funded Warrant Shares issued in the May 2024 Offering were offered by the Company pursuant to a Prospectus Supplement to the Existing Form S-3. The May 2024 Warrants were issued in the May 2024 Offering in a private placement to the purchasers in that offering. The May 2024 Warrant Shares (underlying the May 2024 Warrants) are registered on the registration statement, of which this prospectus forms a part.

In connection with the May 2024 Offering, we are obligated to file a registration statement with the SEC to register the May 2024 Warrant Shares, within 30 days of the closing of the May 2024 Offering (the “Filing Deadline”) and have such registration statement declared effective by the SEC within 60 days of such closing, or in the case of full review of the applicable registration statement by the SEC, within 120 days of the Filing Deadline. If such registration statement is not so filed or declared effective, on each applicable monthly anniversary for which such registration even is not achieved or cured, we are required to pay to the applicable holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the product of the most recent closing price of our Common Stock on the applicable event date, and the number of May 2024 Warrant Shares underlying the May 2024 Warrant Shares then outstanding, until such Warrant Shares are freely tradeable under Rule 144 of the Securities Act or we regain compliance with the registration rights. The provision also provides for specified maintenance requirements and liquidated damages relating to specified noncompliance with the provision at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law). The partial liquidated damages provisions apply on a daily pro rata basis for any applicable portion of a month.

Other Terms of the Offerings

In the purchase agreement for each of the March 2024 Offering and May 2024 Offering, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the closing date of the applicable offering, subject to certain exceptions. In addition, in each of the applicable purchase agreements, we have agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in those agreements) for 1 year after the closing date of the applicable offering, subject to certain exceptions.

Each of the placement agency agreement and the purchase agreement, entered into in connection with each of the March 2024 Offering and the May 2024 Offering, respectively, contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the applicable purchase agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. For each of the March 2024 Offering and the May 2024 Offering, the Company paid the Placement Agent as compensation a cash fee equal to 5.5% of the gross proceeds of such offering plus reimbursement of certain expenses and legal fees, with the net proceeds to the Company described above.

Other Terms of the Common Warrants

The exercise price and number of Warrant Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock. The Common Warrants were issued separately from the Common Stock and Prefunded Warrants issued in each of the March 2024 Offering and May 2024 Offering, respectively, and may be transferred separately immediately thereafter. The Common Warrants were issued in certificated form only.

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that prior to the issuance of the Common Warrants, the holder may elect to increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

If at the time of exercise of the Common Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of common stock issuable upon exercise of the Common Warrant, then the Common Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Common Warrants.

In the event of any fundamental transaction, as described in the Common Warrants, and generally including any merger with or into another entity (but excluding the potential Acquisition), sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Common Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black-Scholes Value (as defined in each common warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the common warrant that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If the holders of our Common Stock are not offered or paid any consideration in such fundamental transaction, then such holders will be deemed to have received common stock.

No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our Common Stock, such holder of Common Warrants does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until such holder exercises such holder’s Common Warrants. The Common Warrants will provide that the holders of the Common Warrants have the right to participate in distributions or dividends paid on our shares of Common Stock.

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale or disposition of shares of Common Stock held by the Selling Stockholders pursuant to this prospectus. To the extent all of the March 2024 Warrants are exercised for cash at the exercise price per share of $7.48, and the May 2024 Warrants are exercised for cash at the exercise price per share of $2.70, we would receive in aggregate gross proceeds of $5,908,075. There can be no assurance that any of the Common Warrants will be exercised by the Selling Stockholders or that they will exercise any of the Common Warrants for cash instead of using any applicable cashless exercise feature.

We intend to use the net proceeds, if any, from the cash exercise of the Common Warrants for working capital or general corporate purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer or sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Plan of Distribution” for more information.

SELLING STOCKHOLDERS

This prospectus relates to the offer and resale from time to time by the Selling Stockholders of up to 1,257,625 shares of our Common Stock underlying Common Warrants issued to Selling Stockholders named herein in connection with the March 2024 Private Placement and the May 2024 Private Placement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons and entities listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interests in shares of our Common Stock other than through a public sale.

The Selling Stockholders may sell some, all or none of their respective shares of Common Stock. We do not know how long the Selling Stockholders will hold the shares of Common Stock before selling them, and we currently have no agreements, arrangements or understandings with any Selling Stockholder regarding the sale or disposition of any of the shares of Common Stock covered by this prospectus. The shares of Common Stock covered hereby may be offered from time to time by the Selling Stockholders. As a result, we cannot estimate the number of shares of Common Stock the Selling Stockholders will beneficially own after termination of sales under this prospectus.

The following table presents information regarding (i) the names of the Selling Stockholders, (ii) the number of shares of our Common Stock beneficially owned by the Selling Stockholders, including the Warrant Shares (see “Beneficial Ownership Prior to this Offering” in the table below) and (iii) the number of shares of Common Stock beneficially owned by the Selling Stockholders, excluding the Warrant Shares (see “Beneficial Ownership After this Offering” in the table below).

The number of shares Common Stock beneficially owned by the Selling Stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act and under rules promulgated by the SEC.

	Shares of Common Stock Beneficially Owned		Maximum Number of Warrant Shares to be Sold Pursuant to		Shares of Common Stock Beneficially Owned After this Offering(3)
Name of Selling Stockholder	Prior to this Offering(1)(2)(3)		this Prospectus		Number (3)		Percent (4)
Armistice Capital, LLC(5)	123,754	(6)	1,257,625	(7)	--	(8)	--%

(1)	Except as noted below, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All entries exclude beneficial ownership of shares issuable pursuant to warrants, options or other derivative securities that have not vested or that are not otherwise exercisable as of the date hereof or which will not become vested or exercisable within 60 days of May 30, 2024.

(2)	The information set forth in the table below is based upon information obtained from the Selling Stockholders.

(3)	Includes shares of Common Stock which are not being offered pursuant to this prospectus.

(4)	All percentage calculations are based on 2,475,090 shares of Common Stock outstanding as of May 30, 2024 and are rounded to the nearest tenth of a percent. Warrants, options or other derivative securities that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of calculating the percentage ownership of that person, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(5)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(6)	Includes 123,754 shares of Common Stock directly held by the Selling Stockholder, reflecting an applicable beneficial ownership limitation of 4.99% described above. The number of shares of Common Stock beneficially owned by the Selling Stockholder prior to this offering, without giving effect to such beneficial ownership limitation, consists of: (i) 227,000 shares of Common Stock, 103,246 of which are being held in abeyance; (ii) 1,762,674 shares of Common Stock issuable upon exercise of warrants of the Company in an offering which closed on December 28, 2023, (iii) 91,000 shares of Common Stock issuable upon exercise of the May 2024 Pre-Funded Warrants in the May 2024 Offering and (iv) the number of shares of Common Stock being offered for sale in connection with this prospectus and which are issuable upon the exercise on a cash basis in the aggregate of (a) the March 2024 Warrants exercisable into 525,625 shares of Common Stock, and (b) the May 2024 Warrants exercisable into 732,000 shares of Common Stock.

(7)	The maximum number of shares being offered pursuant to this prospectus consists of the number of shares of Common Stock issuable upon the exercise on a cash basis in the aggregate of (a) the March 2024 Warrants exercisable into 525,625 shares of Common Stock and (b) the May 2024 Warrants exercisable into 732,000 shares of Common Stock (in each case, without giving effect to an applicable 4.99% or other beneficial ownership limitation).

(8)	The shares beneficially owned after this private placement give effect to the 4.99% beneficial ownership limitation contained in the Common Warrants held by the Selling Stockholder and applicable to the beneficial ownership of Common Stock held by the Selling Stockholder. We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders might not sell any or might sell all of the shares offered by this prospectus. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Warrant Shares covered by this prospectus will be held by the Selling Stockholders.

Issuances of our Common Stock to the Selling Stockholders will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholders identified herein.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ENTO”.

DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Charter and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part and our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which in each case are incorporated by reference herein.

General

Our authorized capital stock consists of:

•	100,000,000 shares of common stock, par value $0.0001 per share; and
•	10,000,000 shares of preferred stock, par value $0.0001.

As of March 31, 2024, there were 100,000,000 shares of Common Stock authorized, and 10,000,000 shares of preferred stock authorized, of which a series of 5,194.81 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), a series of 75,000 shares of Series C 9.00% Convertible Junior Preferred Stock (the “Series C Preferred Stock”), a series of 150 shares of Series D Preferred Stock, a series of 150 shares of Series E Preferred Stock, a series of 7,000 shares of Series F Preferred Stock, and a series of 13,000 shares of Series G Non-Voting Convertible Preferred Stock (“Series G Preferred Stock”) have been designated.

On December 12, 2023, shareholders at the Special Meeting approved a proposal to amend our Charter to increase the authorized shares of common stock from 50,000,000 shares to 100,000,000 shares and to effect a reverse stock split of our issued and outstanding common stock at a ratio of not less than 1-for-10 and not more than 1-for-20, with such ratio to be determined by the Board of Directors. On December 13, 2023, we filed an amendment to our Charter with the Secretary of State of the State of Delaware increasing our authorized shares of common stock to 100,000,000 shares and to effect a reverse stock split of our Common Stock at a ratio of 1-for-20, effective at 12:01 AM on December 18, 2023. Our Common Stock began trading on a split-adjusted basis when the market opened on Monday, December 18, 2023. There was no corresponding reduction in the number of authorized shares of common stock and no change in the par value per share.

As of March 31, 2024, there were 2,025,208 shares of Common Stock issued and outstanding, approximately 504.81 shares of Series B Preferred Stock issued and outstanding, no shares of Series C Preferred Stock issued and outstanding, no shares of Series D Preferred Stock issued and outstanding, no shares of Series E Preferred Stock issued and outstanding, no shares of Series F Preferred Stock issued and outstanding, and 12,373.226 shares of Series G Preferred Stock issued and outstanding. As of May 30, 2024, there were 2,475,090 shares of Common Stock issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended and restated (the “Charter”), and our bylaws, as amended and restated (the “Bylaws”), both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Our Charter and Bylaws do not provide for cumulative voting rights.

Holders of our Common Stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ENTO”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer Co., Inc., 7840 S. 700 E., Sandy, Utah 84070, Tel: (801) 355-5740.

Preferred Stock

We currently have up to 10,000,000 shares of preferred stock, par value $0.0001 per share, authorized and available for issuance in one or more series. Our board of directors is authorized to divide the preferred stock into any number of series, fix the designation and number of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of preferred stock. The board of may increase or decrease the number of shares initially fixed for any series, but no decrease may reduce the number below the shares then outstanding and duly reserved for issuance. As of March 31, 2024, approximately 5,194.81 shares were designated as Series B Preferred Stock, of which approximately 504.81 shares were issued and outstanding, 75,000 shares were designated as Series C Preferred Stock, none of which were issued and outstanding, 150 shares were designated as Series D Preferred Stock, none of which were issued and outstanding, 150 shares were designated as Series E Preferred Stock, none of which were issued and outstanding, 7,000 shares were designated as Series F Preferred Stock, none of which were issued and outstanding, and 13,000 shares were designated as Series G Preferred Stock, 12,373.226 of which were issued and outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law and of Our Charter and Bylaws

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Charter and Bylaws

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

Stockholder Action by Written Consent

Our Bylaws provide that our stockholders may take action by written consent or electronic transmission, setting forth the action so taken, signed or e-mailed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting for such purpose.

Potential Effects of Authorized but Unissued Stock

We have shares of Common Stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Charter. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2023 and 2022 audited annual consolidated financial statements of First Wave BioPharma, Inc. (which, following its name change effective as of May 17, 2024, is known as Entero Therapeutics, Inc.), as of and for the years ended December 31, 2023 and 2022, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit report dated March 29, 2024 for the 2023 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Mazars USA LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of ImmunogenX, Inc. as of December 31, 2023, 2022, and 2021 and for the years then ended, incorporated by reference in this prospectus by reference to the Company’s amended Current Report on Form 8-K/A dated May 8, 2024, have been audited by Holthouse Carlin & Van Trigt LLP, an independent public accounting firm, as stated in their report. Such audit report on the financial statements of ImmunogenX, Inc. includes an explanatory paragraph about the existence of substantial doubt concerning its ability to continue as a going concern. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the SEC’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.enterothera.com/investors/regulatory-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 29, 2024;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed on May 14, 2024;

•	our Current Reports on Form 8-K, filed on January 4, 2024, March 5, 2024, March 14, 2024 (as amended on May 8, 2024, and May 30, 2024), March 18, 2024, March 22, 2024, May 13, 2024 and May 16, 2024 (other than any portions thereof deemed furnished and not filed);

•	our preliminary proxy statement on Schedule 14A, filed on May 10, 2024; and

•	the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, as supplemented and updated by the description of our capital stock set forth in Exhibit 4.31 of our Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 29, 2024, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at Entero Therapeutics, Inc. (formerly known as First Wave BioPharma, Inc.), 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, phone (561) 589-7020. You may also find these documents in the “Investors” section of our website, www.enterothera.com. The information on our website is not incorporated into this prospectus.

1,257,625 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$500
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	15,000
Transfer Agent and Registrar fees and expenses	2,000
Miscellaneous Expenses	1,000
Total expenses	$33,500

Item 15.	Indemnification of Directors and Officers.

Amended and Restated Bylaws

Pursuant to our bylaws, our directors and officers will be indemnified to the fullest extent allowed under the laws of the State of Delaware for their actions in their capacity as our directors and officers.

We must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually and reasonably incurred by him in connection with such Proceeding if: (a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with us, he reasonably believed his conduct to be in our best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to our best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

We must indemnify any person made a party to any Proceeding by or in the right of us, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with us, he reasonably believed his conduct to be in our best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to our best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to us.

No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by us in advance of the final disposition of such Proceeding in certain cases.

We have the power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, or agent or is or was serving at our request as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the amended and restated bylaws.

Delaware Law

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, we have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K filed with the SEC on March 20, 2023).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated December 13, 2023 (incorporated by reference to Exhibit 3.1 of the Registrant Current Report on Form 8-K filed with the SEC on December 14, 2023).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated May 15, 2024 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on May 16, 2024).

3.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q filed with the SEC on August 15, 2022).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, filed with the SEC on July 29, 2016).

4.2	Form of Common Warrant (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed with the SEC on March 5, 2024).

4.3	Form of Common Warrant (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed with the SEC on May 13, 2024).

5.1*	Opinion of Ellenoff Grossman & Schole LLP.

10.1	Form of Purchase Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 5, 2024).

10.2	Form of Purchase Agreement (incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed with the SEC on May 13, 2024).

23.1*	Consent of Independent Registered Public Accounting Firm - Mazars USA LLP.

23.2*	Consent of Independent Registered Public Accounting Firm – Holthouse Carlin & Van Trigt LLP.

23.3*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page).

107*	Filing Fee Table.

*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	If the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, Florida on this 31st day of May, 2024.

ENTERO THERAPEUTICS, INC.

By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

By:	/s/ Sarah Romano
	Name:	Sarah Romano
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Sapirstein and Sarah Romano, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Sapirstein	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 31, 2024
James Sapirstein

/s/ Sarah Romano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2024
Sarah Romano

/s/ Edward J. Borkowski	Director	May 31, 2024
Edward J. Borkowski

/s/ Charles Casamento	Director	May 31, 2024
Charles Casamento

/s/ Terry Coelho	Director	May 31, 2024
Terry Coelho

/s/ Alastair Riddell	Director	May 31, 2024
Alastair Riddell

/s/ Jack Syage	Director	May 31, 2024
Jack Syage

/s/ Chaitan Khosla	Director	May 31, 2024
Chaitan Khosla